Xtant Medical Announces Fourth Quarter and 2018 Financial Results

BELGRADE, MT, April 1, 2019 – Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today reported financial and operating results for the fourth quarter and year ended December 31, 2018.

Fourth Quarter 2018 Financial Highlights and Recent Announcements:

●	Revenue for the fourth quarter of 2018 was $18.3 million, compared to $19.3 million for the same prior year period
●	Net loss incurred in the fourth quarter of 2018 was $56.7 million, compared to a net loss of $28.4 million for the same prior year period
●	Excluding non-cash impairment charges and inventory reserves, net loss in the fourth quarter of 2018 was $4.2 million, compared to a net loss of $8.6 million for the same prior year period
●	Non-GAAP Adjusted EBITDA for the fourth quarter of 2018 was $1.3 million, compared to a loss of $0.9 million for the same prior year period
●	OrbiMed Advisors agreed to amend and restate the credit facility to allow for an additional debt invest up to $10 million to support the Company’s working capital needs
●	As previously announced, the Company appointed Ronald Berlin as Vice President & Chief Operations Officer, Greg Jensen as Vice President, Finance and Interim Chief Financial Officer and five senior sales executives, and has commenced a search for a new Chief Executive Officer

Greg Jensen, VP, Finance and Interim CFO of Xtant Medical, said, “Our success in executing cost reductions and revitalizing our sales channel has allowed us to make significant progress in repositioning the Company. The appointment of several proven sales leaders to our team is expected to further advance and expand our sales capabilities and potentially support the introduction of new products in late 2019. With OrbiMed’s recent investment of $10 million in additional debt capital, we have made progress toward strengthening our capital structure and improving our financial flexibility. We appreciate OrbiMed’s continued support and confidence in Xtant’s growth potential. We believe we have a strong foundation on which to achieve the Company’s long-term objectives and remain committed to creating value for patients and shareholders.”

Fourth Quarter and Full Year 2018 Financial Results

Fourth quarter 2018 revenue was $18.3 million, compared to $19.3 million for the same period in 2017. Full year 2018 revenue was $72.2 million, compared to $82.6 million for 2017. The decreases occurred primarily due to the decrease in sales in the spinal hardware implant product line.

Gross profit for the fourth quarter of 2018 was 39.7%, compared to 53.2% for the same period in 2017 and was 60.2% for 2018, compared to 60.6% in 2017. In the fourth quarter of 2018 and 2017, the Company increased its inventory reserve by $4.4 million and $2.2 million, respectively, primarily due to excess inventory in the spinal implant product line. Excluding the inventory reserve adjustments in 2018 and 2017, gross profit would have been 63.7% and 64.6% for the fourth quarter, respectively, and 66.3% and 63.3%, for the full year, respectively.

Operating expenses for the fourth quarter of 2018 were $62.0 million, compared to $37.4 million for the fourth quarter of 2017, and were $103.6 million in 2018 compared to $87.9 million in 2017. In the fourth quarter of 2018 and 2017, the Company incurred non-cash impairment charges to goodwill and intangibles attributed to the X-Spine acquisition totaling $48.1 million and $17.6 million, respectively. Excluding the non-cash impairment charges, operating expenses were $13.8 million in the fourth quarter of 2018 compared to $19.8 million in the fourth quarter of 2017, and $55.4 million in 2018 compared to $70.3 million in 2017. These decreases were primarily attributable to lower commission expense as a result of lower revenue during 2018, a decrease in general and administrative expenses, and cost reduction initiatives to consolidate facilities.

Fourth quarter 2018 net loss was $56.7 million, or $4.31 per share, compared to fourth quarter 2017 net loss of $28.4 million, or $18.77 per share. Net loss for 2018 was $70.1 million, or $5.97 per share, compared to $52.4 million, or $34.76 per share, in 2017. Excluding the non-cash impairment charges and the inventory reserve charges, the net loss was $4.2 million, or $0.32 per share, in the fourth quarter of 2018, compared to $8.6 million, or $5.70 per share, for the fourth quarter of 2017, and $17.6 million, or $1.50 per share, in 2018 compared to $32.6 million, or $21.64 per share, in 2017.

Non-GAAP Adjusted EBITDA for the fourth quarter of 2018 was $1.3 million compared to a loss of $0.9 million for the same period of 2017. Non-GAAP Adjusted EBITDA for 2018 was $4.7 million, compared to $0.5 million for 2017. The Company defines Adjusted EBITDA as net income/loss from operations before depreciation, amortization and interest expense, and as further adjusted to add back in or exclude, as applicable, non-cash special charges, provision for losses on inventory, non-cash impairment charges, non-cash compensation, change in warrant derivative liability, separation related expenses, litigation reserve, facility consolidation costs and restructuring expenses. A calculation and reconciliation of non-GAAP Adjusted EBITDA to net loss can be found in the attached financial tables.

Amendments to Credit Facility and Debt Capital Investment

On March 29, 2019, the Company and its lenders entered into a Second Amended and Restated Credit Agreement, which, among other provisions, increased availability by an additional $10 million via an incremental delayed draw term loan, extended the maturity date to March 31, 2021 and the period during which no interest accrues from December 31, 2018 until March 31, 2020, and replaced the Minimum Consolidated EBITDA and Consolidated Senior Leverage Ratio Covenants with a new Minimum Revenue Covenant, to support the Company’s working capital needs. In connection with new amendment, the Company issued warrants for the purchase of 1.2 million shares of Xtant common stock with an exercise price of $0.01 per share and an expiration date of April 1, 2029, to OrbiMed Royalty Opportunities II, LP and ROS Acquisition Offshore LP, which collectively own approximately 70% of Xtant’s outstanding common stock and are the sole holders of the Company’s outstanding long-term debt under the credit facility.

Conference Call

Xtant Medical will host a webcast and conference call to discuss the fourth quarter and full year 2018 financial results on Monday, April 1, 2019 at 9:00 AM ET. To access the webcast, Click Here. To access the conference call, dial 877-407-6184 within the U.S. or 201-389-0877 outside the U.S. A replay of the call will be available at www.xtantmedical.com, under “Investor Info.”

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, net loss excluding non-cash impairment charges, operating expenses excluding non-cash impairment charges and gross profit excluding inventory reserve adjustments. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Important Cautions Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as ‘‘expects,’’ ‘‘anticipates,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential” similar expressions or the negative thereof, and the use of future dates. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s future operating results and financial performance; the ability to increase or maintain revenue; the ability to remain competitive; the ability to innovate and develop new products; the effect of recent management changes and the ability to engage and retain qualified personnel; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; timing and results of clinical studies; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; the ability to service Company debt and comply with debt covenants; the ability to raise additional financing and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission (SEC) on April 2, 2018 and subsequent SEC filings by the Company, including without limitation its most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 filed with the SEC on November 14, 2018 and its Annual Report on Form 10-K for the year ended December 31, 2018 anticipated to be filed with the SEC. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact

David Carey

Lazar Partners Ltd.

Ph: 212-867-1762

Email: dcarey@lazarpartners.com

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value)

	As of December 31, 2018	As of December 31, 2017

ASSETS
Current Assets:
Cash and cash equivalents	$6,797	$2,856
Trade accounts receivable, net of allowance for doubtful accounts of $2,140 and $2,135, respectively	9,990	12,714
Inventories, net	17,301	22,423
Prepaid and other current assets	589	1,706
Total current assets	34,677	39,699

Property and equipment, net	7,174	9,913
Goodwill	3,205	41,535
Intangible assets, net	573	13,826
Other assets	793	732

Total Assets	$46,422	$105,705

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$6,465	$9,316
Accounts payable - related party	-	160
Accrued liabilities	5,150	15,845
Warrant derivative liability	10	131
Current portion of capital lease obligations	426	366
Total current liabilities	12,051	25,818

Long-term Liabilities:
Capital lease obligation, less current portion	204	624
Long-term convertible debt, less issuance costs	-	70,853
Long-term debt, less issuance costs	77,939	67,109
Total Liabilities	90,194	164,404

Stockholders’ Equity (Deficit)
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.000001 par value; 50,000,000 shares authorized; 13,172,179 shares issued and outstanding as of December 31, 2018 and 1,514,899 shares issued and outstanding as of December 31, 2017	-	-
Additional paid-in capital	171,273	86,247
Accumulated deficit	(215,045)	(144,946)
Total Stockholders’ Equity (Deficit)	(43,772)	(58,699)

Total Liabilities & Stockholders’ Equity (Deficit)	$46,422	$105,705

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except number of shares and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenue
Orthopedic product sales	$18,192	$19,528	$71,814	$82,513
Other revenue	70	(196)	389	99
Total revenue	18,262	19,332	72,203	82,612

Cost of sales	11,006	9,039	28,717	32,511

Gross profit	7,256	10,293	43,486	50,101

Gross profit %	39.7%	53.2%	60.2%	60.6%

Operating expenses
General and administrative	3,330	3,260	12,881	15,246
Sales and marketing	7,317	9,474	32,059	40,511
Research and development	523	598	1,702	2,441
Depreciation and amortization	1,044	1,381	4,118	5,485
Goodwill & Intangible Asset impairment	48,146	17,586	48,146	17,586
Restructuring expenses	435	4,680	2,970	4,680
Separation related expenses	1,078	505	1,568	1,901
Non-cash consulting expense	108	(132)	120	85
Total operating expenses	61,981	37,352	103,564	87,935

Loss from operations	(54,725)	(27,059)	(60,078)	(37,834)

Other Income (Expense)
Interest expense	(1,990)	(4,166)	(10,145)	(14,705)
Change in warrant derivative liability	38	65	121	203
Other (expense) income	(14)	2,740	3	(75)
Total Other (Expense) Income	(1,966)	(1,361)	(10,021)	(14,577)

Net Loss from Operations Before Provision for Income Taxes	(56,691)	(28,420)	(70,099)	(52,411)

Net Loss	$(56,691)	$(28,420)	$(70,099)	$(52,411)

Net loss per share:
Basic	$(4.31)	$(18.77)	$(5.97)	$(34.76)
Dilutive	$(4.31)	$(18.77)	$(5.97)	$(34.76)

Shares used in the computation:
Basic	13,158,326	1,514,501	11,740,550	1,507,769
Dilutive	13,158,326	1,514,501	11,740,550	1,507,769

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Year Ended December 31,
	2018	2017
Operating activities:
Net loss	$(70,099)	$(52,411)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,590	8,409
Loss on goodwill and intangible impairment and disposal of fixed assets	48,249	21,242
Non-cash interest	9,848	14,685
Loss on sale of fixed assets	-	10
Non-cash consulting expense/stock option expense	694	212
Provision for losses on accounts receivable and inventory	5,120	4,213
Change in derivative warrant liability	(121)	(203)

Changes in operating assets and liabilities:
Trade accounts receivable	2,536	4,747
Inventories	40	2,122
Prepaid and other assets	1,055	(460)
Accounts payable	(3,011)	(1,637)
Accrued liabilities	311	(1,472)
Net cash provided by (used in) operating activities	1,212	(543)

Investing activities:
Purchases of property and equipment and intangible assets	(624)	(1,641)
Proceeds from sale of fixed assets	257	33
Net cash used in investing activities	(367)	(1,608)

Financing activities:
Proceeds from long-term and convertible debt, net of deferred and financing costs	-	12,787
Payments on capital leases	(359)	(88)
Net payments on revolving line credit	-	(10,448)
Costs associated with private placement and convertible debt conversion	(3,356)	-
Proceeds from equity private placement	6,810	-
Net proceeds from issuance of stock	1	178
Net cash provided by financing activities	3,096	2,429

Net change in cash and cash equivalents	3,941	278

Cash and cash equivalents at beginning of period	2,856	2,578
Cash and cash equivalents at end of period	$6,797	$2,856

XTANT MEDICAL HOLDINGS, INC.

CALCULATION OF NON-GAAP CONSOLIDATED EBITDA AND ADJUSTED EBITDA

AND RECONCILIATION TO NET LOSS FOR THE PERIODS ENDED

DECEMBER 31, 2018 AND 2017

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

Net Loss	$(56,691)	$(28,420)	$(70,099)	$(52,411)

Other expense (income)	14	(2,740)	(3)	75
Depreciation and amortization	1,646	963	6,589	8,394
Interest expense	1,990	4,166	10,145	14,705

Non-GAAP EBITDA gain (loss)	(53,041)	(26,031)	(53,368)	(29,237)

Non-GAAP EBITDA/Total revenue	-290.4%	-134.7%	-73.9%	-35.4%

NON-GAAP ADJUSTED EBITDA CALCULATION
Impairment of goodwill and intangible assets and fixed assets	48,146	17,664	48,146	19,445
Provision for losses on inventory	4,378	2,199	4,378	2,199
Non-cash compensation	108	(132)	694	85
Change in warrant derivative liability	(38)	(66)	(121)	(203)
Separation related expenses	1,078	505	1,568	1,901
Litigation reserve	195	-	195	1,342
Facility consolidation costs	(5)	-	42	-
Dayton transition costs	6	290	199	290
Restructuring expenses	435	4,680	2,970	4,680

Non-GAAP Adjusted EBITDA gain (loss)	$1,262	$(891)	$4,703	$502

Non-GAAP Adjusted EBITDA/Total revenue	6.9%	-4.6%	6.5%	0.6%

XTANT MEDICAL HOLDINGS, INC.

CALCULATION ON NON-GAAP ADJUSTED NET INCOME, NON-GAAP ADJUSTED GROSS PROFIT AND NON-GAAP ADJUSTED OPERATING EXPENSES AND RECONCILIATION TO GAAP NET INCOME, GAAP GROSS PROFIT AND GAAP OPERATING EXPENSES FOR THE PERIODS ENDING DECEMBER 31, 2018

(Unaudited, in thousands, except number of shares and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenue
Orthopedic product sales	$18,192	$19,528	$71,814	$82,513
Other revenue	70	(196)	389	99
Total revenue	18,262	19,332	72,203	82,612

Cost of Sales	11,006	9,039	28,717	32,511
Reverse Inventory Reserve	(4,378)	(2,199)	(4,378)	(2,199)
Adjusted Total Cost of sales	6,628	6,840	24,339	30,312

Adjusted Gross profit	11,634	12,492	47,864	52,300

Gross profit %	63.7%	64.6%	66.3%	63.3%

Operating expenses
General and administrative	3,330	3,260	12,881	15,246
Sales and marketing	7,317	9,474	32,059	40,511
Research and development	523	598	1,702	2,441
Depreciation and amortization	1,044	1,381	4,118	5,485
Goodwill & Intangible Asset impairment	48,146	17,586	48,146	17,586
Reverse impairment charges	(48,146)	(17,586)	(48,146)	(17,586)
Restructuring expenses	435	4,680	2,970	4,680
Separation related expenses	1,078	505	1,568	1,901
Non-cash consulting expense	108	(132)	120	85
Total Adjusted Operating Expenses	13,835	19,766	55,418	70,349

Loss from operations	(2,201)	(7,274)	(7,554)	(18,049)

Other Income (Expense)
Interest expense	(1,990)	(4,166)	(10,145)	(14,705)
Change in warrant derivative liability	38	65	121	203
Other (expense) income	(14)	2,740	3	(75)
Total Other (Expense) Income	(1,966)	(1,361)	(10,021)	(14,577)

Net Loss from Operations Before Provision for Income Taxes	(4,167)	(8,635)	(17,575)	(32,626)

Adjusted Net Loss	$(4,167)	$(8,635)	$(17,575)	$(32,626)

Net loss per share:
Basic	$(0.32)	$(5.70)	$(1.50)	$(21.64)
Dilutive	$(0.32)	$(5.70)	$(1.50)	$(21.64)

Shares used in the computation:
Basic	13,158,326	1,514,501	11,740,550	1,507,769
Dilutive	13,158,326	1,514,501	11,740,550	1,507,769